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Exhibit 10.10.1

Second Amendment of The Wet Seal, Inc.
1996 Long-Term Incentive Plan

        Section 5.1 is amended to delete the following words each time they appear therein "one million six hundred and fifty thousand (1,650,000)" and to replace the deleted words with "two million six hundred and fifty thousand (2,650,000)".

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  Exhibit 10.10.1
Second Amendment of The Wet Seal, Inc. 1996 Long-Term Incentive Plan